Tuesday December 8th, 2020



FORM 10
General Form for Registration of Securities of Small Business
Issuers Under Section 12(g) of the Securities Exchange Act of 1934

Date of report (Date of earliest event report:)

Tuesday December 8th, 2020



Access-Power & Co., Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction and Incorporation: FLORIDA
State of Current Operations:  MICHIGAN

Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

PO BOX 598
Grand Haven MI, 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Securities to be Registered Under Section 12(g) of the Act:
Common Stock, $0.001  (Title of Class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.
See definition of large accelerated filer, accelerated filer, smaller reporting company and emerging growth company in Rule 12b-2 of the Exchange Act.

Large Accel no
Smaller Report yes
Emerging growth yes

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13a of the Exchange Act  x

This form is being filed within the spirit of all the laws of the SEC Acts of 33 and Exchange Act of 34.



TABLE OF CONTENTS



Item	 	Description	 	Page

ITEM 1.	 	DESCRIPTION OF BUSINESS
ITEM 1A.	 	TBA
ITEM 2.	 	TBA
ITEM 3.	 	TBA
ITEM 4.	 	TBA
ITEM 5.	 	TBA
ITEM 6.	 	TBA
ITEM 7.	 	TBA
ITEM 8.	 	TBA
ITEM 9.	 	TBA
ITEM 10.	 	TBA
ITEM 11.	 	TBA
ITEM 12.	 	TBA
ITEM 13.	 	TBA
ITEM 14.	 	TBA
ITEM 15.	 	TBA






PART I



ITEM 1. DESCRIPTION OF BUSINESS

ACCR was the victim of a very organized financial crime scene.
The person to sign our FORM 15 in April 2007 shared the same office with the promoters of ACCR, and the old funders from 2002.
It is all in our smeared  historical filings of our past.

Some of the statements contained in this registration statement on Form 10 of Access Power Co Inc. hereinafter the Company, we or the Company discuss future expectations, contain projections of our plan of operation or financial condition or state other forward looking information. In this registration statement, forward looking statements are generally identified by the words such as anticipate, plan, believe, expect, estimate, and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forwardlooking information is based on various factors and is derived using numerous assumptions. A reader, whether investing in the Companys securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Important factors that may cause actual results to differ from projections include, for example:

	the success or failure of Managements efforts to implement the Companys plan of operation
	the ability of the Company to fund its operating expenses the ability of the Company to compete with other companies that have a similar plan of operation
	the effect of changing economic conditions impacting our plan of operation
	the ability of the Company to meet the other risks as may be described in future filings with the SEC.

General Background of the Company

ACCR has special meaning to ME. When I was a Child, while living in Colombia, my father traveled to Nigeria for 2 years. He was a Sr VP of General Electric Technical Services Co., and he built a power plant for Nigeria. As it turns out...The Capital City of Ghana is Accra.
So, when I grew up as a Child...ACCRa always had special meaning to me , and so I just bought shares, and later made lots of money to buy EVEN MORE SHARES, over the period 1999 to 2012. All I ever did was buy shares into their dark forces. I survived it, and from 2012-2020 have been solely trying to survive. During this period, I was able to CLAW MY WAY OUT of the grasp of these criminal shorters and debenture holders.

ACCR has had the same SEC Transfer Agent since May 1997
in Standard Transfer.  Their website is
www.standardtransferco.com     all of our issuance has been
locked as follows

Authorized:  300,000,000 shares
Issued:  300,000,000 shares
Patrick, our sole Director all restricted 186,984,379 or 62.3281 percent of all the common stock.
DTCC Float:  98,376,146 shares

The only issues all documented with my Form 4:
https://www.sec.gov

The issuances are documented as poison pill adoptions.

20,000,000 - Fall 2012
95,000,000 -  June 2018
55,855,879 - March 2020

We have filed our last 2 years Income Tax returns with HRBlock.

Today,   ACCR is clear with cusip, DTC, and we are current in our
debt to our Transfer Agent.


The Company, a Florida corporation, was formed on October 14, 1996, and from inception through March 2012, was the scene of a criminal downward Naked Spiral Floorless Death Debenture. The Company intended to create a business plan...however, it was a CRIME SCENE, especially with the illegal filing of our Form 15 on April 2007. Thirteen years ago, the criminals tried to leave us to DIE on the side of the road.

The DTCC float in our Company stock has remained the same since
March 2012.

www.sec.gov/Archives/edgar/data/
1041588/000117347307000043/
form15031307.htm

OUR DEATH SENTENCE, in 2007. The criminals filed this fraud document, later ammended to hide this financial crime scene.

We did not qualify for the Form 15 in 2007.  We had over 300 shareholders at 492, and we current reporting at the time in 2007. This did NOT matter. No one at the SEC reviewed the filing, and so...90 days after filed...sometime in the Fall 2007, the FORM 15 became effective. Here is an example of more fraud filings:

www.backend.otcmarkets.com/otcapi/company/financial-report/
10745/content

Our sole Director purchased shares over the years in ACCR...
We have been through 2 FINRA daily lists on May 2020 and September 2018.

Our Director is the creator and inventor of many websites over the
years....now attempting to donate all his time and money into this
Corporation.

There is no dilution in ACCR through the end of 2021. We dont need it today...while we seek our Reverse Merger.

During the period from October 1996 through March 2012, the Company was a yo-yo naked convertible death debenture spiral toxic floorless debentures crime scene Corporation. The person to sign our FORM 15 lied in filings to OTC Markets back then too.

The Companys accounting year-end is December 31st.

This form is being filed within the spirit of all the laws of the SEC Acts of 33 and Exchange Act of 34.

My plan is to file a Form 10...to make this Company PINK CURRENT.
 We will continue our pledge to the SEC to do things the RIGHT WAY.
  We acknowledge recent SEC mandate to shovel all garbage PINK
NO INFO companies into the EXPERT MARKET. We plea with the SEC for mercy and understanding in this form.

I will certify all my numbers, and I will restate this FORM 10 within 60 days with the required audit work.

https://www.sec.gov/rules/final/2020/33-10842.pdf

To the Commissioners of the SEC, we plead  for a COMEBACK soon
......................my purpose and my goal will be to
find a suitor for the ACCR Treasury.  This will be done the RIGHT WAY.


WE ARE WORKING ON OUR CPA APPOINTMENT, AND
VERY SIMPLE AUDITED WORK.  When hired, they will state,
Our auditors have expressed substantial doubt about our ability to continue as a going concern.

This is the first step in our desire to fully become Registered and Reporting according to all the laws of the SEC.




Business Objectives of the Company

Since the custodial proceedings, the Company had no business operations. Management has determined to direct its efforts and limited resources to pursue potential new business opportunities. The Company does not intend to limit itself to a particular industry and has not established any particular criteria upon which it shall consider a business opportunity.

The Companys common stock is subject to quotation on the OTC Pink
Sheets under the symbol ACCR.

There is currently only a limited trading market in the Companys shares. There can be no assurance that there will be an active trading market for our securities following the effective date of this registration statement under the Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide iquidity to investors, or whether any trading market will be sustained.

On October 18, 2019 - a Market Maker signed this form with OTC
Markets, and ACCR was upgraded from the deathly grey markets to the PINK NO INFORMATION tier of OTC Markets.

www.otcmarkets.com/files/unsolicited-quote-form-1514935916031.pdf

The Company was denied a PINK CURRENT INFO tier application in July 2020, and told to reapply within 6 months. However, this route would cost the Company the OTC Markets fees associated with the move.



Many have complained of my 8ks from October 2019 until today.
However, ACCR is a comeback story, and now is the time for our FORM 10.

Our sole Director became a permanent US Disabled Citizen on August 2020. This has been very difficult to bear, and to write this FORM 10.
The Directors spouse of almost 35 years, now has Stage 1 cancer now.

EFFECTIVENESS OF OUR FORM 10 will allow this Company to hand over control to a much bigger private Company that is looking to later to go public. This also will provide a cure for the criminally filed FORM 15 from our past in 2007. We have discussed these measures so many times with Offices of Corp Finance and the accounting division.

As this Company later matures, we will hand over control to another entity.
 However, to date...there is no deal on the table.

APPROVAL of this form will...

ACCR has good access to FINRA portal too.

1. Management of the Company Management would have substantial flexibility in identifying and selecting a prospective new business opportunity. The Company is dependent on the judgment of its Management in connection with this process. In evaluating a prospective business opportunity, we would consider, among other factors, the following:

	costs associated with pursuing a new business opportunity the growth potential of the new business opportunity experiences, skills and availability of additional personnel necessary to pursue a potential new business opportunity necessary capital requirements the competitive position of the new business opportunity stage of business development the market acceptance of the potential products and services proprietary features and degree of intellectual property and the regulatory environment that may be applicable to any prospective business opportunity

The foregoing criteria are not intended to be exhaustive and there may be other criteria that Management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, Management may be expected to conduct a due diligence review.

The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, can not be ascertained with any degree of certainty.

Management intends to devote such time as it deems necessary to carry out the Companys affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that our Management will devote to the Companys plan of operation.


The Company intends to conduct its activities to avoid being classified as an Investment Company under the Investment
Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.


2.  Company is NOT a Blank Check Company however, in the
future, this will most likely change.  We plan to eventually
reIPO our shares on the NYSE.   It is good to always believe
in your DREAMS.

Always beliebe in your DREAMS...


At present, the Company is NOT a development stage company with no revenues, no assets and no specific business plan or purpose. We have a vision...We have cash on hand today 31,900.00.

The Companys business plan is to seek new business opportunities or to engage in a merger/REVERSE MERGER or acquisition with an unidentified company. As a result, the Company is today NOT a blank check company and, as a result, any offerings of the Companys securities under the Securities Act of 1933, as amended the Securities Act must comply with Rule 419 promulgated by the Securities and Exchange Commission the SEC under the Act.
The Companys Common Stock is a penny stock, as defined in Rule 3a51-1 promulgated by the SEC under the Securities
Exchange Act. The Penny Stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the penny stock market.

We will do as the SEC advises ud to do, and correct anything done the RIGHT WAY.

With direction from the SEC...we may be required to change our structure to a Shell Company. However, I have argued for many years, after the millions that I have poured into this Company via buying shares,
 and donating most of my time and money.   I want this for the
future of my Grand Children.

Again, all my SEC filings from October 2019 through present are out of excitement for my Company. Many people have told me to hire a legal counsel. It is very expensive to do this. Which is why we seek approval/effectiveness of our Form 10. We plan to remove that RED STOP SIGN on our quote screen:

https://www.otcmarkets.com/stock/ACCR/security

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each Penny Stock held in the customers account. In addition, the Penny Stock rules require that the brokerdealer, not otherwise exempt from such rules, must make a special written determination that the Penny Stock is suitable for the purchaser and receive the purchasers written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the Penny Stock rules.
So long as the common stock of the Company is subject to the Penny Stock rules, it may be more difficult to sell the Companys common stock.

We are NOT a Shell Company as defined in Rule 405 promulgated by the SEC under the Securities Act. A Shell Company is one
that has no or nominal operations and either: i no or nominal assets or ii assets consisting primarily of cash or cash equivalents. As a Shell Company, we are restricted in our use of Registrations on Form
S8 under the Securities Act, the lack of availability of the use of Rule 144 by security holders and the lack of liquidity in our stock.
I don't know, maybe I did it wrong, and not being a legal counsel...
I want it clear of my intentions   with this FORM 10.

During May 2018 -present, management has tried to create many business models. I swear to the SEC, under penalty of PERJURY we are currently processing a patent application for our www.clonesbydrones.com futuristic business model coming soon.

We are not a shell. I donate all my assets to this Corporation. Any shortfall in monthly revenue, is covered by cash donations to the Company.

I am not legal counsel.

We are in discussions to find a REVERSE MERGER candidate, and will continue to NOT sell any of my Common stock - we believe that a
REVERSE MERGER will be done the RIGHT WAY soon.
This filing is intended to further help CLEAN UP this Corporation.
If I could erase all my 8Ks from   2018 to current......I would not.
I would leave them all inserted ....to show my plight and mercy in my quest...
during this time....I am in so much physical pain right now.


Form S8

Shell companies are prohibited from using Form S8 to register securities under the Securities Act. If a company ceases to be a Shell Company, it may use Form S8 sixty calendar days, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months or for such shorter period that it has been required to file such reports and materials after the company files Form 10 information, which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act.
This information would normally be reported on a current report on Form 8K reporting the completion of a transaction that caused the company to cease being a Shell Company.


Unavailability of Rule 144 for Resale There is a pledge to the SEC, that there will be no dilution to this Company through the end of 2021.

Rule 144i Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal NonCash Assets provides that Rule
144 is not available for the resale of securities initially issued by an
issuer that is a Shell Company.    We have identified our company
as NOT a Shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a Shell Company and has filed all requisite periodic reports under the Exchange Act for the period of twelve 12 months.


As a result of our classification of NOT being a Shell Company, our investors are allowed to rely on the safe harbor provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a Shell Company.
This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.



Very Limited Liquidity of our Common Stock
Our common stock occasionally trades on the OTC Pink Sheet Market, as there is no active market maker in our common stock. As a result, there is only limited liquidity in our common stock.

We will possibly in the FUTURE change and be deemed a blank check company under Rule 419 of the Securities Act

The provisions of Rule 419 apply to registration statements filed under the Securities Act by a blank check company, such as what we MAY become. Company. Rule 419 requires that a blank check company filing a registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. While we are not currently registering shares for an offering, we may do so in the future.



3. In addition, an issuer is required to file a post-effective amendment to a registration statement upon the execution of an agreement for an acquisition or merger. The rule provides procedures for the release of the offering funds, if any, in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8K to report for both the entry into a material definitive non-ordinary course of business agreement and the completion of the transaction. Rule 419 applies to both primary and resale or secondary offerings.



Within five 5 days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the Company must notify each investor whose shares are in escrow, if any. Each such investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.



Effecting a business combination


Prospective investors in the Companys common stock will not have an opportunity to evaluate the specific merits or risks of any of the one or more business combinations that we may undertake A business combination may involve the acquisition of, or merger with, a company which needs to raise substantial additional capital by means of being a publicly trading company, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws. A business combination may involve a company which may be financially unstable or in its early stages of development or growth.



The Company has not identified a target business or target industry. Recently, in August 2020...the Company received a 14,000.00 grant here

www.lakeshoreadvantage.com/restart

The Companys effort in identifying a prospective target business will not be limited to a particular industry and the Company may ultimately acquire a business in any industry Management deems appropriate.
To date, the Company has not selected any target business on which to concentrate our search for a business combination. While the Company intends to focus on target businesses in the United States, it is not limited to U.S. entities and may consummate a business combination with a target business outside of the United States. Accordingly, there is no basis for investors in the Companys common stock to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although the Companys Management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.



Sources of target businesses


Our Management anticipates that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. Our Management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finders fee or other compensation in connection with a business combination. In no event, however, will we pay Management any finders fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.


Selection of a target business and structuring of a business combination

Management owns 186,984,379 of the issued and outstanding shares of common stock, and will have broad flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our Management will consider, among other factors, the following


	financial condition and results of operation of the target company
	growth potential
	experience and skill of Management and availability of additional personnel
	capital requirements
	competitive position
	stage of development of the products,
processes or services
	degree of current or potential market acceptance of the products, processes or services
	proprietary features and degree of intellectual property or other protection of the products, processes or services
	regulatory environment of the industry and costs associated with effecting the business combination.


These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our Management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent Management and inspection of facilities, as well as review of financial and other information which will be made available to us.



We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies stockholders. However, there can be no assurance that the Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any business combination we consummate.

We completed our 2018 and 2019 US Corp Income Tax Returns.


The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty.
 Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us.



Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, it is more probable that we will only have the ability to effect a single business combination, if at all. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations with entities operating in multiple industries or multiple areas of a single industry, it is probable that we will lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.


Limited ability to evaluate the target business Management

We cannot assure you that our assessment of the target business Management will prove to be correct. In addition, we cannot assure you that the future Management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our director, if any, in the target business cannot presently be stated with any certainty.



While it is possible that our director will remain associated in some capacity with us following a business combination, it is unlikely that he will devote his full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our director will have significant experience or knowledge relating to the operations of the particular target business.


Following a business combination, we may seek to recruit additional managers to supplement the incumbent Management of the target business. We cannot assure you that we will have the ability t
o recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent Management.




WE ARE WORKING ON OUR CPA APPOINTMENT, AND
 VERY SIMPLE AUDITED WORK. When hired, they will state, Our auditors have expressed substantial doubt about our ability to continue as a going concern.



Competition
In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations, either directly or through affiliates. Many if not virtually most of these competitors possess far greater financial, human and other resources compared to our resources.
While we believe that there are numerous potential target businesses that we may identify, our ability to compete in acquiring certain of the more desirable target businesses will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by Management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Our Management believes, however, that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately-held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.



If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical and other resources than the initial competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.



Employees

Patrick J Jensen, our sole Director, is our sole executive officer too. Mr. Jensen is not obligated to devote any specific number of hours per week and, in fact, intends to devote only as much time as he deem reasonably necessary to administer the Companys affairs until such time as a business combination is consummated. The amount of time he will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination.


Conflicts of Interest
The Companys Management is not required to commit its full time to the Companys affairs. As a result, pursuing new business opportunities may require a longer period of time than if Management would devote full time to the Companys affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, Management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, Management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that the Companys Management has multiple business affiliations, our Management may have legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, Management will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions. If several business opportunities or operating entities approach Management with respect to a combination, Management will consider the foregoing factors as well as the preferences of the Management of the operating company. However, Management will act in what it believes will be in the best interests of the shareholders of the Company.
The Company shall not enter into a transaction with a target business that is affiliated with Management.

THE REST OF THE FORM WILL BE COMPLETED LATER...I PROMISE.

Respectfully submitted,

Patrick J Jensen
A US Disabled Citizen
Director of ACCR
Access-Power & Co., Inc.


Tuesday  December 8th, 2020


The following should be considered in connection with an evaluation of our business and recent market activities as described above

There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE
A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD
BE CONSIDERED EXTREMELY SPECULATIVE. THEY
SHOULD NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY OF THE
LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE
INVESTORS SHOULD READ ALL OF THE COMPANYS
FILINGS, INCLUDING ALL EXHIBITS, AND
CAREFULLY CONSIDER, AMONG OTHER FACTORS THE
VARIOUS RISK FACTORS THAT MAY
BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company of which there are note, before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning Forward-Looking Statements Statements in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.


Words such as anticipate, believe, estimate, expect, intend, and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Companys business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.